Exhibit 10.12
Amendment No. 3

Lincoln National Corporation
Deferred Compensation & Supplemental/Excess Retirement Plan
(As Amended and Restated Effective January 1, 2020)

The Lincoln National Corporation Deferred Compensation & Supplemental/Excess Retirement Plan (the “Plan”) is amended, effective January 1, 2024, by:

1.Amending Section 2.2 of the Plan, in its entirety, to read as follows:

“2.2    Eligibility to Make Elective Deferrals. The following employees of an Employer may make Elective Deferrals under the Plan:

(a)employees who have an Annual Salary of at least $230,000, determined as of the applicable dates designated by the Benefits Administrator;

(b)newly-hired employees whose starting Annual Salary is at least $230,000; and

(c)newly-eligible employees (based on a mid-year raise and/or promotion and at the sole discretion of the Benefits Administrator).”

2.In all other respects, said Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the President and Chief Executive Officer of the Company has executed this Amendment this 19th day of December 2023.

LINCOLN NATIONAL CORPORATION

/s/ Ellen Cooper

By: Ellen Cooper
Its: President and Chief Executive Officer